INVESTMENT SUB-ADVISORY AGREEMENT

RELATING TO

GREATER INDIA PORTFOLIO

       This INVESTMENT SUB-ADVISORY
AGREEMENT ("Agreement") effective October 19,
2017, is between Boston Management and
Research, a Massachusetts business trust
("Adviser"), and Goldman Sachs Asset
Management L.P., a limited partnership organized
under the laws of Delaware ("Sub-Adviser").
       WHEREAS, Greater India Portfolio (the
"Portfolio") is registered under the Investment
Company Act of 1940, as amended (the "1940
Act"), as an open-end, management investment
company; and
       WHEREAS, the Portfolio is a master fund in
a master feeder structure whereby, among other
potential investors, one or more investment
companies registered with the Securities and
Exchange Commission ("SEC") may invest its
assets in the Portfolio (each a "Fund"); and
       WHEREAS, pursuant to an Investment
Advisory Agreement dated April 28, 2011
("Advisory Agreement"), a copy of which has been
provided to the Sub-Adviser, the Portfolio has
retained the Adviser to render advisory and
management services to the Portfolio (as described
more fully below); and
       WHEREAS, pursuant to authority granted to
the Adviser in the Advisory Agreement, the Adviser
wishes to retain the Sub-Adviser to furnish
investment advisory services to the Portfolio and
the Adviser, and the Sub-Adviser is willing to
furnish such services to the Portfolio and the
Adviser.
       NOW, THEREFORE, in consideration of the
promises and mutual covenants herein contained, it
is agreed between the Adviser and the Sub-Adviser
as follows:
       1.	Appointment.  The Adviser hereby
appoints the Sub-Adviser to act as the investment
sub-adviser for and to manage the investment and
reinvestment of the assets of the Portfolio, subject
to the supervision of the Adviser and the Portfolio's
Board of Trustees ("Board"), for the period and on
the terms set forth in this Agreement.  The Sub-
Adviser accepts such appointment and agrees to
furnish the services herein set forth herein for the
period and on the terms set forth in this Agreement.
             Subject to the requirements of the
1940 Act, the Adviser has the authority in its
discretion to alter the allocation of the Portfolio's
assets among the Sub-Adviser, the Adviser and
any other appointed sub-adviser upon reasonable
notice to the Sub-Adviser.
	2.	Sub-Adviser Duties.  Subject to the
supervision of the Board and the Adviser, the Sub-
Adviser will provide a continuous investment
program for the Portfolio and determine, in its
discretion, the composition of the assets of the
Portfolio, including the determination of the
purchase, retention, or sale of the securities, cash,
and other investments for the Portfolio.  The Sub-
Adviser will provide investment research and
conduct a continuous program of evaluation,
investment, sale, and reinvestment of the Portfolio's
assets by determining (a) the securities and other
investments that shall be purchased, entered into,
sold, closed, and/or exchanged for the Portfolio; (b)
when these transactions should be executed, and
(c) what portion of the assets of the Portfolio should
be held in various securities and other investments
in which the Portfolio is permitted to invest.  The
Sub-Adviser is authorized, in its sole discretion and
without prior consultation with the Adviser or the
Portfolio, to buy, sell, and otherwise trade in any of
the types of securities and investment instruments
permitted by the Portfolio's Registration Statement.
The Sub-Adviser may use the portfolio
management, research and other resources of
advisory affiliates through participating affiliate
arrangements in rendering investment advisory
services to the Portfolio.  Under such
circumstances, the Sub-Adviser shall be fully
accountable to the Fund and/or the Adviser for the
actions of such affiliates.
       The Sub-Adviser will provide the services
under this Agreement in accordance with the
Portfolio's Declaration of Trust, By-Laws, and
investment objective(s), policies and procedures
and restrictions as stated in the Portfolio's
Registration Statement as filed with the SEC under
the 1940 Act, as from time to time amended
("Registration Statement").  The Adviser shall
promptly provide the Sub-Adviser with copies of
any amendment to the Registration Statement prior
to the commencement of this Agreement and shall
provide the Sub-Adviser with drafts of any other
amendment to the Registration Statement as well
as any sticker supplements to the Portfolio's
prospectus or statement of additional information
relevant to the Sub-Adviser or its management of
the Portfolio.  The Sub-Adviser shall review and
provide comments on such drafts on a timely basis.
Sub-Adviser's services under this Agreement also
will be provided in accordance with any internal
guidelines or investment parameters for the
Portfolio (including portfolio risk limits) that are
mutually agreed to in writing from time to time by
the Adviser and the Sub-Adviser.
       The Sub-Adviser further agrees as follows:
             a.   The Sub-Adviser shall perform
its duties hereunder in accordance with (i) the 1940
Act and all rules and regulations thereunder, (ii) all
other applicable federal and state laws and
regulations, (iii) any procedures adopted by the
Board and deemed applicable by the Adviser to the
Portfolio (provided that the Sub-Adviser has been
or will be provided by the Adviser with a copy of
any current or future procedures and has been
provided with a reasonable period of time to
understand and adapt to such procedures) ("Fund
Procedures"), (iv) the provisions of the Portfolio's
Registration Statement (as described above), and
(v) the Sub-Adviser's operating policies and
procedures provided to the Adviser.  The Sub-
Adviser shall exercise reasonable care in the
performance of its duties under the Agreement.
With respect to (iii) above, by executing this
Agreement, the Sub-Adviser acknowledges that it
has received from the Adviser written copies of the
current Fund Procedures and has had a reasonable
period of time to understand and adapt to such
Procedures.
             b.   The Sub-Adviser will manage the
Portfolio so that it meets the income and asset
diversification requirements of Section 851 of the
Internal Revenue Code of 1986, as amended
("Code").
             c.   The Sub-Adviser shall exercise
voting authority with respect to proxies that the
Portfolio is entitled to vote with regard to securities
in the Portfolio's portfolio, provided that such
authority may be revoked in whole or in part by the
Adviser at any time upon written notice to the Sub-
Adviser and provided further that the exercise of
such authority shall be in accordance with the
relevant Fund Procedures.  As provided in the Fund
Procedures, the Sub-Adviser shall exercise its
proxy voting authority hereunder in accordance with
such proxy voting policies and procedures of the
Sub-Adviser as are approved by the Adviser and
the Board.  The Sub-Adviser shall provide such
information relating to its exercise of proxy voting
authority hereunder (including the manner in which
it has voted proxies and its resolution of conflicts of
interest) as reasonably requested by the Adviser
from time to time.  The Sub-Adviser shall provide
the proxy voting history for the Portfolio to the
Adviser or any third party agent designated by the
Adviser in a timely manner for inclusion in the
Portfolio's requisite Form N-PX.
             d.   The Sub-Adviser will provide
reasonable assistance to the Portfolio's custodian
("Custodian") and the Adviser in their determining
or confirming, consistent with the relevant Fund
Procedures and as stated in the Registration
Statement, the value of any portfolio securities or
other assets of the Portfolio for which the Custodian
or the Adviser seeks assistance from, or identifies
for review by, the Sub-Adviser and otherwise
perform such duties as sub-adviser for the Portfolio
as are specifically described in such Fund
Procedures.  The parties acknowledge that the
Sub-Adviser (i) is not a custodian of the Portfolio's
assets and will not take possession or custody of
such assets and (ii) is not engaged to provide the
official books and records of the Portfolio. The
Adviser acknowledges and agrees that (i) the Sub-
Adviser shall not be deemed to be the pricing or
valuation agent for the Fund, and (ii) the Sub-
Adviser is not obligated to provide pricing
information to satisfy any regulatory requirements
to which the Fund may be subject (e.g., FAS 157).
             e.   Following the end of each of the
Portfolio's fiscal periods, the Sub-Adviser will
provide reasonable assistance to the Adviser in its
preparation of any reports required by applicable
rules and regulations, such as Form N-CSR, Form
N-SAR and Form N-Q, as well as any discussion of
the Portfolio's performance required by applicable
law.  The Sub-Adviser will also provide periodic
commentaries regarding the performance of the
Portfolio as reasonably requested by the Adviser,
which shall be subject to review and editing by the
Adviser and further subject to the terms of Section
7 hereof.  The Sub-Adviser also will provide to the
Portfolio any certifications relating to the content of
any such report, discussion or commentary as
required by relevant Fund Procedures or as is
otherwise reasonably requested by the Portfolio.
             f.   The Sub-Adviser will complete
and deliver to the Adviser for each quarter by the
10th calendar day of the following quarter (i) a
written compliance checklist in a form agreed to in
advance by the Adviser and Sub-Adviser, (ii) a
written investment oversight questionnaire in a form
agreed to in advance by the Adviser and Sub-
Adviser, (iii) a risk management and related
analytic report in a format agreed to in advance by
the Adviser and Sub-Adviser, and (iv) such other
reports as may be reasonably requested by the
Adviser.
             g.   The Sub-Adviser will make
available to the Portfolio and the Adviser, promptly
upon request, any of the investment records and
ledgers for the Portfolio maintained by the Sub-
Adviser (which shall not include the records and
ledgers maintained by the Custodian, portfolio
accounting agent or other service providers for the
Portfolio) as are necessary to assist the Portfolio
and the Adviser in complying with requirements of
the 1940 Act and the Investment Advisers Act of
1940, as amended ("Advisers Act"), and the rules
under each, as well as other applicable securities
laws.  The Sub-Adviser will furnish to regulatory
authorities, having the requisite authority over the
Portfolio, any information or reports in connection
with the Sub-Adviser's services to the Portfolio and
the Adviser that may be requested in order to
ascertain whether the operations of the Portfolio
are being conducted in a manner consistent with
applicable laws and regulations.
             h.   The Sub-Adviser will provide
periodic reports to the Board (for consideration at
meetings of the Board) on the investment program
for the Portfolio and the investments in the Portfolio
in a format agreed to in advance by the Adviser and
Sub-Adviser and such other special reports as the
Board or the Adviser may reasonably request,
provided the format of such special reports is
agreed to in advance by the Adviser and Sub-
Adviser.
             i.   The Sub-Adviser will maintain a
fidelity bond, as well as insurance for its directors
and officers and errors and omissions, in an
adequate amount based on the Sub-Adviser's
assets under management and the scope of its
business.
       	j.  The Sub-Adviser shall not consult
with any other sub-adviser of the Portfolio or Fund,
or the sub-adviser to any other investment
company (or separate series of an investment
company) managed by the Adviser concerning the
Portfolio or Fund's transactions in securities or
other assets, except for purposes of complying with
applicable law or regulation.  The Adviser shall not
be required to provide the Sub-Adviser with
Portfolio or Fund sales data.
             k.  Nothing in this Sub-Advisory
Agreement shall prevent the Sub-Adviser from
acting as investment adviser for any other person,
firm, corporation or other entity and shall not in any
way restrict the Sub-Adviser or any of its
stockholders, directors, officers, employees or its
affiliates from buying, selling or trading any
securities for its or their own account or for the
account of others from whom it or they may be
acting; provided that such activities do not
adversely affect the performance by any party of its
duties under this Sub-Advisory Agreement.
       3.	Broker-Dealer Selection and
Portfolio Transaction Information.  The Sub-Adviser
is authorized to place all orders for the purchase or
sale of portfolio securities and investment
instruments permitted by the Portfolio's Registration
Statement for the Portfolio either directly with the
issuer or with brokers or dealers selected by the
Sub-Adviser.  To that end, the Sub-Adviser is
authorized as the agent of the Portfolio to give
instructions to the Custodian as to deliveries of
securities and investment instruments and
payments of cash for the account of the Portfolio.
In connection with the selection of such brokers or
dealers and the placing of orders for the Portfolio,
the Sub-Adviser shall follow the relevant Fund
Procedures, including the Policies and Procedures
Relating to Fund Brokerage Allocation and Use of
Fund Commissions.  The Sub-Adviser will report to
the Portfolio's Board periodically on brokerage
allocation, including with respect to use of Portfolio
commissions to acquire research, indicating the
broker-dealers to which such allocations have been
made and the basis therefore as the Adviser or the
Board reasonably requests.
       The Sub-Adviser will arrange for the
transmission to the Custodian on a daily basis such
confirmation, trade tickets, and other documents
and information, including, but not limited to, Cusip,
Cedel, or other numbers that identify securities to
be purchased or sold on behalf of the Portfolio, as
may be reasonably necessary to enable the
Custodian to perform its administrative and
recordkeeping responsibilities with respect to the
Portfolio.
       4.	Disclosure about Sub-Adviser.  The
Sub-Adviser has received and reviewed the most
current amendment to the Registration Statement
for the Portfolio that contains or incorporates
disclosure about the Sub-Adviser (if any), and
represents and warrants that the disclosure, with
respect to the Sub-Adviser, its personnel, and the
investment policies and strategies followed by the
Sub-Adviser in managing the Portfolio and the risks
relating thereto is accurate in all material respects.
The Sub-Adviser further represents and warrants
that it is a duly registered investment adviser under
the Advisers Act and will maintain such registration
so long as this Agreement remains in effect and
also complies with any other relevant regulatory
requirements to operate its business.  The Adviser
hereby acknowledges that it has received a copy of
the Sub-Adviser's Form ADV (as filed with the
SEC) prior to entering into this Agreement.
       5.	Duties of the Adviser.   The Adviser
undertakes to provide the Sub-Adviser with
reasonable advance written notice of any action
taken by the Adviser or the Portfolio's Board that is
likely to have any impact on the Sub-Adviser or its
ability to provide services under this Agreement
including, without limitation, any change to (i) the
Portfolio's investment objective(s), strategies,
policies, and restrictions, (ii) the Fund Procedures,
or (iii) the Portfolio's Registration Statement as it
relates to the services provided by the Sub-Adviser
to the Portfolio.  The Adviser agrees that, provided
it is within its ability, it will allow for a reasonable
implementation period for any such action and Sub-
Adviser agrees it will make a reasonable effort to
implement any such action within such
implementation period.
       6.	Expenses.  During the term of this
Agreement, the Sub-Adviser will pay all expenses
incurred by it and its staff and for their activities in
connection with its duties under this Agreement,
including, but not limited to, rental and overhead
expenses, expenses of the Sub-Adviser's
personnel, insurance of the Sub-Adviser and its
personnel, research services (except as permitted
under the Fund Procedures), and taxes of the Sub-
Adviser.
       The Adviser and the Portfolio shall be
responsible for all expenses of the Adviser's and
Portfolio's operations, respectively, including,
without limitation, those described in the Advisory
Agreement.
       7.	Compensation.  For the services
provided to the Portfolio, the Adviser will pay the
Sub-Adviser an annual fee equal to the amount
specified in Schedule A hereto payable monthly in
arrears on the last business day of each month.
The fee will be appropriately prorated to reflect any
portion of a calendar month that this Agreement is
not in effect.  The Adviser is solely responsible for
the payment of fees to the Sub-Adviser, and the
Sub-Adviser agrees to seek payment of its fees
solely from the Adviser.  The Portfolio shall have no
liability for Sub-Adviser's fee hereunder.
       8.	Materials.
             a.	During the term of this
Agreement, the Adviser agrees to furnish the Sub-
Adviser at its principal office all prospectuses, statements of additional information, and sticker supplements relevant to the Sub-Adviser or its management of the Portfolio, as well as proxy statements and reports to shareholders prepared for distribution to shareholders of the Portfolio, which refer to the Sub-Adviser, prior to the use thereof, and neither the Adviser nor the Portfolio shall use any such materials if the Sub-Adviser reasonably objects in writing within a reasonable period of time (or such other period as may be mutually agreed) after receipt thereof. The Sub-
Adviser's right to object to such materials is limited to reasonable objections with respect to the accuracy or completeness of the disclosure in such documents or reports.

             b.	It is understood that the
names "Goldman Sachs" and "Goldman Sachs
Asset Management" or any trademark, trade name, service mark, or logo, or any variation of such trademark, trade name, service mark, or logo of the Sub-Adviser or its affiliates (collectively, the "Goldman Sachs Marks") are the valuable property of the Sub-Adviser and its affiliates and that the Portfolio or its affiliates have the right to use such Goldman Sachs Marks in offering materials of the Portfolio or any Fund only with the prior written approval of the Sub-Adviser and only for so long as the Sub-Adviser is a sub-adviser to Portfolio. Upon termination of this Agreement or upon the earlier request of the Sub-Adviser, the Portfolio shall as soon as is reasonably possible cease to use the Goldman Sachs Marks.

             c.	It is understood that the
names "Boston Management and Research" and "Eaton Vance Management" or any derivative thereof or logos associated with such names are the valuable property of the Adviser and its affiliates and that the Sub-Adviser has the right to use such names (or derivatives or logos) in client lists. Any other use shall require approval in advance from the Adviser. Upon termination of this Agreement the Sub-Adviser shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

       9.	Compliance.
             a.	The Sub-Adviser has
adopted written policies and procedures reasonably
designed to prevent violation by it, or any of its
supervised persons, of the Advisers Act and the
rules under the Advisers Act and other federal
securities laws and regulations relevant to the
performance of its duties under this Agreement
("Sub-Adviser Procedures").  The Sub-Adviser has
designated a chief compliance officer ("CCO")
responsible for administering the Sub-Adviser
Procedures.  The CCO shall provide to the Adviser
and/or the Portfolio and their respective CCOs
written compliance reports relating to the
operations and compliance procedures of the Sub-
Adviser as may be required by law or regulation or
as are otherwise reasonably requested.  The Sub-
Adviser agrees to implement other or additional
compliance techniques as the Adviser or the Board
may reasonably request, including written
compliance procedures, provided that doing so
would not cause the Sub-Adviser to incur additional
significant fees or expenses or otherwise conflict
with the Sub-Adviser's compliance program.
             b.	The Sub-Adviser agrees that,
if it is reasonably likely to have a material impact on
the performance of its duties under this Agreement,
it shall promptly notify, if legally permitted, the
Adviser and the Portfolio (1) in the event that the
SEC or other governing body has censured the
Sub-Adviser; placed limitations upon its activities,
functions or operations; suspended or revoked its
registration as an investment adviser; or has
commenced proceedings or an investigation
(formal or informal) that is likely to reasonably result
in any of these actions; or corresponded with the
Sub-Adviser, including sending a deficiency letter
or raising issues about the business, operations, or
practices of the Sub-Adviser; (2) in the event of any
notice of an investigation, examination, inquiry audit
or subpoena of the Sub-Adviser or any of its
officers or employees by any federal, state or other
governmental agency or body, (3) upon having a
reasonable basis for believing that the Portfolio has
ceased to qualify or is likely not to qualify as a
regulated investment company under Subchapter
M of the Code, (4) upon detection of any breach of
any of the Fund Procedures and of any violation of
any applicable law or regulation, including the 1940
Act and Subchapter M of the Code, relating to the
Portfolio, or (5) upon detection of any material
violations of the Sub-Adviser Procedures that relate
to the Portfolio or the Sub-Adviser's activities
generally, such as when the violation could be
considered material to the Sub-Adviser's advisory
clients.  The Sub-Adviser further agrees to promptly
notify the Adviser and the Portfolio of any fact
material to the Portfolio, the Adviser, the Board or
shareholders of the Portfolio known to the Sub-
Adviser respecting or relating to the Sub-Adviser
that is not contained in the Registration Statement
or prospectus for the Portfolio, or any amendment
or supplement thereto received by the Sub-Adviser,
or if any statement contained therein relating to the
Sub-Adviser becomes untrue in any material
respect.
             c.	The Adviser agrees that it
shall promptly notify, if legally permitted, the Sub-
Adviser (1) in the event that the SEC or other
governing body has censured the Adviser or the
Portfolio; placed limitations upon either of their
activities, functions, or operations; suspended or
revoked the Adviser's registration as an investment
adviser; or has commenced proceedings or an
investigation that may result in any of these actions,
(2) upon having a reasonable basis for believing
that the Portfolio has ceased to qualify or might not
qualify as a regulated investment company under
Subchapter M of the Code, or (3) of any regulatory
matter involving the Portfolio's investments or
investment practices.
             d.	The Sub-Adviser will provide
the Adviser with such reports, presentations,
certifications and other information as the Adviser
may reasonably request from time to time, in a
format mutually agreed upon, concerning the
business and operations of the Sub-Adviser in
performing services hereunder or generally
concerning the Sub-Adviser's investment advisory
services, the Sub-Adviser's compliance with
applicable federal, state and local law and
regulations, changes in the Sub-Adviser's key
personnel, investment strategies, policies and
procedures, and other matters that are likely to
have a material impact on the Sub-Adviser's duties
hereunder.
       10.	Books and Records.  The Sub-
Adviser hereby agrees that all records which it
maintains for the Portfolio are the property of the
Portfolio and further agrees to surrender promptly
to the Portfolio any of such records upon the
Portfolio's or the Adviser's request in compliance
with the requirements of Rule 31a-3 under the 1940
Act, although the Sub-Adviser may, at its own
expense, make and retain a copy of such records.
The Sub-Adviser further agrees to preserve for the
periods prescribed by Rule 31a-2 under the 1940
Act the records required to be maintained by Rule
31a-1 under the 1940 Act.
       11.	Cooperation; Confidentiality.  Each
party to this Agreement agrees to cooperate with
the other party and with all appropriate
governmental authorities having the requisite
jurisdiction (including, but not limited to, the SEC) in
connection with any investigation or inquiry relating
to this Agreement or the Portfolio.  Subject to the
foregoing, each party shall treat as confidential all
information pertaining to the Sub-Adviser, Adviser
or the Portfolio or its shareholders (as applicable),
their actions with respect to the Portfolio, and the
business, operations and clients of the Adviser and
the Sub-Adviser, except that the aforesaid
information need not be treated as confidential if (a)
required to be disclosed under applicable law, (b)
generally available to the public through means
other than by disclosure by the parties, or (c)
available from a source other than the Adviser,
Sub-Adviser or the Portfolio and without a breach of
an obligation of confidentiality to the other party.
Sub-Adviser acknowledges that the Adviser will
have continuous access to the Portfolio's holdings
and information relating to portfolio management
that is in the possession of the Custodian.
       Neither the Adviser nor Sub-Adviser shall
disclose or disseminate non-public information
regarding the Portfolio, including a list of portfolio
securities identified as being held by the Portfolio,
which it receives or has access to in the course of
performing its duties under this Agreement except
as may be permitted by relevant Fund Procedures.
Neither party shall use its knowledge of non-public
information regarding the Portfolio as a basis to
place or recommend any securities transactions for
its own benefit, or the benefit of one or more of its
clients, to the detriment of the Portfolio.  To the
extent that either Party has delegated any duties or
services to an affiliate or a third-party, it shall
ensure that any such affiliate or third-party abides
by the confidentiality provision of this Section 11.
Each Party shall ensure that any such affiliate or
third-party shall enter into a written confidentiality
agreement providing for the non-disclosure of such
non-public information.  Notice of such agreement
shall be provided to the Portfolio.
       12.	Control.  Notwithstanding any other
provision of the Agreement, it is understood and
agreed that the Portfolio shall at all times retain the
ultimate responsibility for and control of all functions
performed pursuant to this Agreement and has
reserved the right to reasonably direct any action
hereunder taken on its behalf by the Sub-Adviser.
       13.	Liability.
             a.	Except as may otherwise be
required by the 1940 Act or the rules thereunder or
other applicable law, the Adviser agrees that the
Sub-Adviser, any affiliated person of the Sub-
Adviser, and controlling persons thereof (each a
"Sub- Adviser Controlling Person," and collectively,
"Sub-Adviser Controlling Persons") shall not be
liable for, or subject to any losses, claims,
damages, expenses, liabilities or litigation in
connection with, any act or omission connected
with or arising out of any services rendered under
this Agreement, except by reason of willful
misfeasance, bad faith, or gross negligence, in
each such case, in the performance of the Sub-
Adviser's duties, or any material breach by the Sub-
Adviser of its obligations or duties under this
Agreement (the "Sub-Adviser Standard of Care").
In no case shall the Sub-Adviser, its affiliated
persons or any of the Sub-Adviser Controlling
Persons be liable for actions taken or non-actions
with respect to the performance of services under
this Agreement if the Sub-Adviser is instructed in
writing by the Adviser or the Portfolio to take such
action or non-action.  The Adviser understands and
acknowledges that the Sub-Adviser does not
warrant that the portion of the assets of the
Portfolio managed by the Sub-Adviser will achieve
any particular rate of return or that its performance
will match any benchmark index or other standard
or objective.  In no case shall the Sub-Adviser, its
affiliated persons or any of the Sub-Adviser
Controlling Persons be liable for any portion of the
assets of the Portfolio not managed by the Sub-
Adviser (if any), and all representations and
covenants of the Sub-Adviser in this Agreement
shall be deemed to apply only to the portion of the
assets of the Portfolio managed by the Sub-
Adviser.
             b.	The Sub-Adviser agrees that
neither the Portfolio nor the Fund shall bear any
responsibility or shall be subject to any liability for
any losses, claims, damages, expenses, liabilities
or litigation of the Sub-Adviser connected with or
arising out of its services under this Agreement.
       14.	Indemnification.
             a.	The Adviser agrees to
indemnify and hold harmless the Sub-Adviser, any
affiliated person of the Sub-Adviser, and Sub-
Adviser Controlling Persons (the Sub-Adviser and
all of such persons being referred to as "Sub-
Adviser Indemnified Persons") against any and all
losses, claims, damages, expenses, liabilities, or
litigation (including reasonable legal and other
expenses) to which a Sub-Adviser Indemnified
Person may become subject under the Securities
Act of 1933, as amended ("the 1933 Act"), the 1940
Act, the Advisers Act, under any other statute, at
common law or otherwise, (1) arising out of the
Adviser's responsibilities to the Sub-Adviser which
may be based upon the Adviser's gross negligence,
willful misfeasance, or bad faith in the performance
of its duties, or any material breach by the Adviser
of its obligations or duties under this Agreement, or
(2) which may be based upon any untrue statement
or alleged untrue statement of a material fact
contained in the Registration Statement or
prospectus covering the Portfolio, or any
amendment thereof or any supplement thereto, or
the omission or alleged omission to state therein a
material fact required to be stated therein or
necessary to make the statements therein not
misleading unless such statement or omission was
made in reliance on disclosure reviewed by the
Sub-Adviser in accordance with Section 8 of this
Agreement; provided however, that in no case shall
the indemnity in favor of the Sub-Adviser
Indemnified Person be deemed to protect such
person against any liability to which such person
would otherwise be subject by reason of willful
misfeasance, bad faith, or gross negligence in the
performance of its duties, or any material breach of
its obligations or duties under this Agreement.
             b.	Notwithstanding Section 13
of this Agreement, the Sub-Adviser agrees to
indemnify and hold harmless the Adviser, any
affiliated person of the Adviser, and controlling
persons thereof (the Adviser and all of such
persons being referred to as "Adviser Indemnified
Persons") against any and all losses, claims,
damages, expenses, liabilities, or litigation
(including reasonable legal and other expenses) to
which an Adviser Indemnified Person may become
subject under the 1933 Act, 1940 Act, the Advisers
Act, under any other statute, at common law or
otherwise, (1)  arising out of the Sub-Adviser's
responsibilities as sub-adviser of the Portfolio which
may be based upon the Sub-Adviser's breach of
the Sub-Adviser Standard of Care; or (2) may be
based upon any untrue statement or alleged untrue
statement of a material fact contained in the
Registration Statement or prospectus covering the
Portfolio, or any amendment or supplement thereto,
or the omission or alleged omission to state therein
a material fact known or which should have been
known to the Sub-Adviser and
             c.	was required to be stated
therein or necessary to make the statements
therein not misleading, if such a statement was
made in reliance upon disclosure reviewed by the
Sub-Adviser in accordance with Section 8 of this
Agreement or was omitted from a disclosure
reviewed by the Sub-Adviser in accordance with
such Section 8; provided, however, that in no case
shall the indemnity in favor of an Adviser
Indemnified Person be deemed to protect such
person against any liability to which such person
would otherwise be subject by reason of willful
misfeasance, bad faith, gross negligence in the
performance of its duties, or by reason of its
material breach of its obligations or duties under
this Agreement.
             d.	The Adviser shall not be
liable under Paragraph (a) of this Section 14 with
respect to any claim made against a Sub-Adviser
Indemnified Person unless such Sub-Adviser
Indemnified Person shall have notified the Adviser
in writing within a reasonable time after the
summons or other first legal process giving
information of the nature of the claim shall have
been served upon such Sub-Adviser Indemnified
Person (or after such Sub-Adviser Indemnified
Person shall have received notice of such service
on any designated agent), but failure to notify the
Adviser of any such claim shall not relieve the
Adviser from any liability which it may have to the
Sub-Adviser Indemnified Person against whom
such action is brought except to the extent the
Adviser is prejudiced by the failure or delay in
giving such notice.  In case any such action is
brought against the Sub-Adviser Indemnified
Person, the Adviser will be entitled to participate, at
its own expense, in the defense thereof or, after
notice to the Sub-Adviser Indemnified Person, to
assume the defense thereof, with counsel
reasonably satisfactory to the Sub-Adviser
Indemnified Person.  If the Adviser assumes the
defense of any such action and the selection of
counsel by the Adviser to represent both the
Adviser and the Sub-Adviser Indemnified Person
would result in a conflict of interests and therefore,
would not, in the reasonable judgment of the Sub-
Adviser Indemnified Person, adequately represent
the interests of the Sub-Adviser Indemnified
Person, the Adviser will, at its own expense,
assume the defense with counsel to the Adviser
and, also at its own expense, with separate counsel
to the Sub-Adviser Indemnified Person, which
counsel shall be reasonably satisfactory to the
Adviser and to the Sub-Adviser Indemnified
Person.  The Sub-Adviser Indemnified Person shall
bear the fees and expenses of any additional
counsel retained by it, and the Adviser shall not be
liable to the Sub-Adviser Indemnified Person under
this Agreement for any legal or other expenses
subsequently incurred by the Sub-Adviser
Indemnified Person independently in connection
with the defense thereof other than reasonable
costs of investigation.  The Adviser shall not have
the right to compromise on or settle the litigation
without the prior written consent of the Sub-Adviser
Indemnified Person if the compromise or settlement
results, or may result, in a finding of wrongdoing on
the part of the Sub-Adviser Indemnified Person.
             e.	The Sub-Adviser shall not be
liable under Paragraph (b) of this Section 14 with
respect to any claim made against an Adviser
Indemnified Person unless such Adviser
Indemnified Person shall have notified the Sub-
Adviser in writing within a reasonable time after the
summons or other first legal process giving
information of the nature of the claim shall have
been served upon such Adviser Indemnified Person
(or after such Adviser Indemnified Person shall
have received notice of such service on any
designated agent), but failure to notify the Sub-
Adviser of any such claim shall not relieve the Sub-
Adviser from any liability which it may have to the
Adviser Indemnified Person against whom such
action is brought except to the extent the Sub-
Adviser is prejudiced by the failure or delay in
giving such notice.  In case any such action is
brought against the Adviser Indemnified Person,
the Sub-Adviser will be entitled to participate, at its
own expense, in the defense thereof or, after notice
to the Adviser Indemnified Person, to assume the
defense thereof, with counsel reasonably
satisfactory to the Adviser Indemnified Person.  If
the Sub-Adviser assumes the defense of any such
action and the selection of counsel by the Sub-
Adviser to represent both the Sub-Adviser and the
Adviser Indemnified Person would result in a
conflict of interests and therefore, would not, in the
reasonable judgment of the Adviser Indemnified
Person, adequately represent the interests of the
Adviser Indemnified Person, the Sub-Adviser will,
at its own expense, assume the defense with
counsel to the Sub-Adviser and, also at its own
expense, with separate counsel to the Adviser
Indemnified Person, which counsel shall be
reasonably satisfactory to the Sub-Adviser and to
the Adviser Indemnified Person.  The Adviser
Indemnified Person shall bear the fees and
expenses of any additional counsel retained by it,
and the Sub-Adviser shall not be liable to the
Adviser Indemnified Person under this Agreement
for any legal or other expenses subsequently
incurred by the Adviser Indemnified Person
independently in connection with the defense
thereof other than reasonable costs of
investigation.  The Sub-Adviser shall not have the
right to compromise on or settle the litigation
without the prior written consent of the Adviser
Indemnified Person if the compromise or settlement
results, or may result, in a finding of wrongdoing on
the part of the Adviser Indemnified Person.
       15.	Duration and Termination.
             a.	This Agreement shall
become effective upon the date of its execution,
and, unless terminated as herein provided, shall
remain in full force and effect through and including
the second anniversary of the execution of this
Agreement and shall continue in full force and
effect indefinitely thereafter, but only so long as
such continuance after such second anniversary is
specifically approved at least annually (i) by the
Portfolio's Board or by vote of a majority of the
outstanding voting securities (as defined in the
1940 Act) of the Portfolio and (ii) by the vote of a
majority of those Trustees of the Portfolio who are
not interested persons (as such term is defined in
the 1940 Act) of any such Party to this Agreement
cast in person at a meeting called for the purpose
of voting on such approval.
             b.	Notwithstanding the
foregoing, this Agreement may be terminated: (a)
by the Adviser at any time without payment of any
penalty, upon 60 days' prior written notice to the
Sub-Adviser and the Portfolio, (b) at any time
without payment of any penalty by the Portfolio, by
the Portfolio's Board or a majority of the
outstanding voting securities of the Portfolio, upon
60 days' prior written notice to the Adviser and the
Sub-Adviser, (c) at any time without payment of any
penalty by the Sub-Adviser upon 60 days' prior
written notice by the Sub-Adviser to the Adviser
and the Portfolio, (d) immediately in the event the
Sub-Adviser or the Adviser ceases to be registered
as an investment adviser under the Advisers Act or
otherwise becomes legally incapable of providing
investment management services pursuant to its
respective contract with the Portfolio, or (e) in the
event the Advisory Agreement is terminated.
             c.	In the event of termination for
any reason, all records of the Portfolio shall
promptly be returned to the Adviser or the Portfolio,
free from any claim or retention of rights in such
record by the Sub-Adviser, although the Sub-
Adviser may, at its own expense, make and retain a
copy of such records.  This Agreement shall
automatically terminate in the event of its
assignment (as such term is described in the 1940
Act).  In the event this Agreement is terminated or
is not approved in the manner described above, the
Sections or Paragraphs numbered 10, 11, 13, 14
and 18 of this Agreement shall remain in effect, as
well as any applicable provision of this Section 15
and, to the extent that only amounts are owed to
the Sub-Adviser as compensation for services
rendered while the agreement was in effect as
provided in Section 7.
       16.	Notices.  Any notice must be in
writing and shall be sufficiently given (a) when delivered in person, (b) when dispatched by electronic mail or electronic facsimile transfer
(confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (c) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (d) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Portfolio:
Greater India Portfolio
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Adviser:
Boston Management and Research
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Sub-Adviser:





           Goldman Sachs Asset Management, L.P.
           200 West Street
           New York, NY 10282
           Attention: Legal Department

       17.	Amendments.  No provision of this
Agreement may be changed, waived, discharged or
terminated orally, but only by an instrument in
writing signed by the party against which
enforcement of the change, waiver, discharge or
termination is sought, and no material amendment
of this Agreement shall be effective until approved
as required by applicable law.  The Sub-Adviser
shall furnish to the Board such information as may
be reasonably necessary in order for the Board to
evaluate this Agreement or any proposed
amendments thereto for the purposes of casting a
vote pursuant to Section 15 or this Section 17 of
this Agreement.
       18.	Miscellaneous.
             a.	This Agreement shall be
governed by the laws of the Commonwealth of
Massachusetts, provided that nothing herein shall
be construed in a manner inconsistent with the
1940 Act, the Advisers Act or rules or orders of the
SEC thereunder, and without regard for the
conflicts of laws principle thereof.  The term
"affiliate" or "affiliated person" as used in this
Agreement shall mean "affiliated person" as defined
in Section 2(a)(3) of the 1940 Act.
             b.	The Adviser and the Sub-
Adviser acknowledge that the Portfolio enjoys the
rights of a third-party beneficiary under this
Agreement, and the Adviser acknowledges that the
Sub-Adviser enjoys the rights of a third-party
beneficiary under the Advisory Agreement.  Nothing
herein shall be construed as constituting the Sub-
Adviser as an agent or co-partner of the Adviser, or
constituting the Adviser as an agent or co-partner
of the Sub-Adviser.
             c.	The Sub-Adviser expressly
acknowledges the provision in the Declaration of
Trust of the Adviser limiting the personal liability of
the trustees and officers of the Adviser, and the
Sub-Adviser hereby agrees that it shall have
recourse to the Adviser for payment of claims or
obligations as between the Adviser and the Sub-
Adviser arising out of this Agreement and shall not
seek satisfaction from the trustees or any officer of
the Adviser.
             d.	The captions of this
Agreement are included for convenience only and
in no way define or limit any of the provisions
hereof or otherwise affect their construction or
effect.
             e.	To the extent permitted
under Section 15 of this Agreement, this
Agreement may only be assigned by any party with
the prior written consent of the other party.
             f.	If any provision of this
Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder
of this Agreement shall not be affected thereby, and
to this extent, the provisions of this Agreement shall
be deemed to be severable.
             g.	Nothing herein shall be
construed as constituting the Sub-Adviser as an
agent or co-partner of the Adviser, or constituting
the Adviser as an agent or co-partner of the Sub-
Adviser.
             h.	This Agreement may be
executed in counterparts.

	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed as of the day and year first above written.

BOSTON MANAGEMENT AND RESEARCH


By:
	/s/ Maureen A. Gemma
Name:
	Maureen A. Gemma
Title:
	Vice President


GOLDMAN SACHS ASSET MANAGEMENT, L.P.

 By:
	/s/ Adam S. Lane
Name:
	Adam S. Lane
Title:
	Managing Director